Exhibit 10.1

                            SALE OF ASSETS AGREEMENT


This Sale of Assets Agreement is entered into this 15 day of April, 2002 by and among Hamilton Aviation, Inc., an Arizona corporation ("Seller"), Hamilton Aerospace Technologies, Inc., a Delaware corporation, or its assignees ("Purchaser").

WHEREAS, the Seller is engaged in the business of aircraft maintenance, inspection and repairs and is the owner of assets including, but not limited to equipment, inventories, property, contract rights, leasehold interests and miscellaneous assets used in connection with the operation of its business;

WHEREAS, the Seller principally conducts its business at 6901 S. Park Avenue, Tucson, AZ 85706;

WHEREAS, the Purchaser desires to purchase, and the Seller desires to sell, only those assets used or useful, or intended to be used, in the operation of the Purchaser's business; and

NOW THEREFORE, IT IS AGREED AS FOLLOWS:

Section 1. Assets Purchased.
---------------------------

The Seller agrees to sell to the Purchaser and the Purchaser agrees to purchase from the Seller, on the terms and conditions set forth in this Agreement, only those assets specified and set forth on Schedule 1 hereto ("Purchased Assets").

Section 2. Excluded Assets. Excluded from this sale and purchase are the Seller's accounts receivable, cash, notes receivable, prepaid accounts, intangibles, businesses as a going concern, intellectual property, the corporate seals, minute books, stock transfer books, and (except as otherwise provided herein), other records related exclusively to the organization, existence or share capitalization of the Seller, its affiliates, subsidiaries, and any other assets of the business specified in Schedule 1 hereto. The Seller shall make its general ledger and other accounting records available for inspection by the Purchaser from time to time upon reasonable request.

Section 3. Liabilities Not Assumed.
----------------------------------

3.1 At Closing, the Purchaser agrees to assume and pay, discharge or perform, as appropriate, only the liabilities and obligations of the Seller specifically itemized on Schedule 3 hereto ("Assumed Liabilities"). Purchaser shall not be responsible or liable for any of Seller's other liabilities whatsoever.

3.2 Further to Section 3.1 without limiting the generality thereof, the Purchaser shall not assume, agree to pay, discharge or perform, or incur, as the case may be, any of the following liabilities:

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3.2.1 any liabilities (including principal and interest) arising out of loans and other indebtedness owing to any person or entity, unless on Assumed
Liability;

3.2.2 any liabilities whatsoever of the Seller incurred or accrued prior to the Closing, including but not limited to work in progress, unless an Assumed Liability; and

3.2.3 any liability or obligation whatsoever owing to current or former employees of the Seller and/or arising out of or in connection with any employee benefit plan.

3.3 The obligations of the Purchaser under this Section are subject to whatever rights the Purchaser may have under this Agreement or otherwise for breach by the Seller of any representation, warranty, covenant or agreement contained in this Agreement, including but not limited to any right of indemnification provided by this Agreement.

Section 4. Purchase Price. The purchase price for the Purchased Assets shall be $1.5 Million, allocated as follows:

                  Inventory:                 $300,000.

                  Equipment:                 $1.2 Million

Section 5. Payment of Purchase Price. The purchase price for the Assets shall be paid as follows:

5.1 At the execution of this Agreement, the Purchaser shall provide to Seller a debenture from the publicly traded company known as "OMAC" to be held in escrow until all of the Conditions Precedent to Purchaser's Obligations set forth in
Section 17 herein are satisfied and good and marketable title to the assets are transferred to the Purchaser pursuant to Section 15.7 herein. The form of the debenture is attached hereto in Schedule 5.1. The Purchaser shall also have the option at its discretion to pay (but in no event should be required to pay) in cash or by check either the full purchase price or any balance of the purchase price at any time.

Section 6. Reserved
-------------------

Section 7. Use of Names. The Seller agrees that after the Closing it shall no longer utilize the names "Hamilton," "Hamilton Aviation," "Gordon B. Hamilton," "Gordon D. Hamilton," "Hamilton Brothers" or "Hamilton Aeronautics" in any manner whatsoever, and further agree to execute such assignments, instruments and documents, including corporate dissolution documents, as may be necessary or appropriate, in the Purchaser's sole and absolute discretion, to effectuate the complete and permanent transfer of such names to Purchaser. Further, it is agreed that Gordon D. Hamilton will divest himself of all ownership in Hamilton Brothers and cause Hamilton Brothers to change its name such that the name "Hamilton" does not appear.

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Section 8. Other Agreement. At Closing, the parties shall execute additional agreements as listed in Schedule 8 hereto, "Additional Agreements."

Section 9. Reserved
-------------------

9.2 Additional Documents. At Closing, the parties shall execute appropriate documents to be filed with the agencies which record title to motor vehicles, planes, boats and other property being transferred that will effect a transfer of title to the Assets. The Seller shall pay all fees and other costs incurred in connection with the filing of and transfer of title and registration.

9.3 Reserved.
------------

Section 10. Reserved.
--------------------

Section 11. Closing.
-------------------

11.1 Time and Place. The closing ("Closing") of the sale and purchase of the Assets shall take place at the premises of the Seller or such other location as designated by Purchaser as soon as the parties can reasonably schedule after the Conditions Precedent to Purchaser's Obligations set forth in Section 17 herein are satisfied and good and marketable title to the assets are transferred to the Purchaser pursuant to Section 15.7 herein. Closing must occur, however, on or before July 15, 2002, unless further extended by the mutual written agreement of the parties.

11.2 Obligation of Seller at the Closing. At the Closing, the Seller shall deliver to the Purchaser the following:

11.2.1 one or more Bills of Sale from the Seller conveying all of the Assets to the Purchaser, in the form as set forth in Schedule 11.2;

11.2.2 a copy of the resolutions of the Seller, authorizing the execution, delivery and performance of this Agreement and any other agreement to be entered into by the Seller in connection herewith, and the transactions contemplated hereby;

11.2.3 Reserved
       --------

11.2.4 Any other documents as set forth in Schedule 11.2.4 ("Other Closing Documents"); and

11.2.5 such other assignments, bills of sale, instruments of conveyance, certificates of officers and other documents as reasonably may be requested by the Purchaser prior to the Closing to consummate this Agreement and the transactions contemplated hereby.

11.3 Obligations of Purchaser at the Closing. At the Closing, the Purchaser shall execute, or cause to be executed, and shall deliver to the Seller the following:


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11.3.1   Reserved;

11.3.2   Reserved;

11.3.3   Debenture; and

11.3.4 such certificates of officers and other documents as reasonably may be requested by the Seller prior to the Closing to consummate this Agreement and the transactions contemplated hereby.

Section 12. Seller's Obligation Prior to Closing.
-------------------------------------------------

12.1 Seller's Operation of Business Prior to Closing. The Seller agree that between the date of this Agreement and the Closing Date, the Seller will:

12.1.1 Reserved
       --------

12.1.2 Not assign, sell, lease or otherwise transfer or dispose of any of the assets used in the performance of its business, whether now owned or hereafter acquired, without approval in advance in writing by Purchaser.

12.1.3 Maintain all of its assets other than inventories in their present condition, reasonable wear and tear and ordinary usage excepted, and maintain the inventories at levels normally maintained.

12.2 Access to Premises and Information. At reasonable times prior to the Closing Date, the Seller will provide the Purchaser and its representatives with reasonable access during business hours to the assets, titles, contracts and records of the Seller and furnish such additional information concerning the Seller's business as the Purchaser from time to time may reasonably request.

12.3 Conditions and Best Efforts. The Seller will use his best efforts to effectuate the transactions contemplated by this Agreement and to fulfill all the conditions of the obligations of the Seller under this Agreement, and will do all acts and things as may be required to carry out his respective obligations under this Agreement and to consummate and complete this Agreement.

Section 13. Covenants of Purchaser Prior to Closing.
----------------------------------------------------

13.1 Conditions and Best Efforts. The Purchaser will use its best efforts to effectuate the transactions contemplated by this Agreement and to fulfill all the conditions of the Purchaser's obligations under this Agreement, and shall do all acts and things as may be required to carry out the Purchaser's obligations and to consummate this Agreement.

13.2 Confidential Information. If for any reason the sale of Assets is not necessarily closed, the Purchaser will not disclose to third parties any confidential information received from the Seller in the course of investigating, negotiating and performing the transactions contemplated by this Agreement, in an intentional manner so as to harm Seller's business.

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Section 14. Rights and Obligations Subsequent to Closing.
--------------------------------------------------------

14.1 Reserved.
     --------

14.2 Seller's Right to Pay. In the event the Purchaser fails to make any payment of taxes, assessments, insurance premiums or other charges that the Purchaser is required to pay to third parties under this Agreement, the Seller shall have the right, but not the obligation, to make such payment. The Purchaser will reimburse the Seller for any such payment immediately upon the Seller's demand, together with interest at the prevailing rate from the date of the Seller's payment until the date the Purchaser reimburses the Seller. Any such payment by the Seller shall not constitute a waiver by the Seller of any remedy available by reason of the Purchaser's default for failure to make such payment.

Section 15. Seller's Representations and Warranties. The Seller represents and warrants to the Purchaser as follows:

15.1 Corporate Existence. The Seller is now, and on the Closing Date will be, a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona, has all requisite corporate power and authority to own its properties and assets and carry on its business and is good standing in each jurisdiction in which such qualification is required.

15.2 Corporation Power and Authorization. The Seller has full corporate authority to execute and deliver this Agreement and any other agreement to be executed and delivered by the Seller in connection herewith, and to carry out the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action. The appropriate corporate resolution is attached as Schedule 15.2. No other corporate proceedings by the Seller will be necessary to authorize this Agreement or the carrying out of the transactions contemplated hereby. This Agreement constitutes a valid and binding Agreement of the Seller in accordance with its terms.

15.3 Conflict with Other Agreements, Consents and Approvals. With respect to (I) the articles of incorporation or bylaws of the Seller, (ii) any applicable law, statute, rule or regulation, (iii) any contract to which the Seller is a party or may be bound, or (iv) any judgment, order, injunction, decree or ruling of any court or governmental authority to which the Seller is a party or subject, the execution and delivery by the Seller of this Agreement and any other agreement to be executed and delivered by the Seller in connection herewith and the consummation of the transactions contemplated hereby will not (a) result in any violation, conflict or default, or give to others any interest or rights, including rights of termination, cancellation or acceleration, (b) require any authorization, consent, approval, exemption or other action by any court or administrative or governmental body which has not been obtained, or any notice to or filing with any court or administrative or governmental body which has not been given or done, or (c) except as set forth on Schedule 15.3, require the consent of any third party.

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15.4 Compliance with Law. The Seller's use and occupancy of the Assets, wherever located, has been in compliance with all applicable federal, state, local or other governmental laws or ordinances, the non-compliance with which, or the violation of which, might have a material adverse affect on the Assets, the Assumed Liabilities or the financial condition, results of operations or anticipated business prospects of the Purchaser, and the Seller has received no claim or notice of violation with respect thereto. Without in any way limiting the generality of the foregoing, the Seller is in compliance with, and is subject to no liabilities under, any and all applicable laws, governmental rules, ordinances, regulations and orders pertaining to the presence, management, release, discharge or disposal of toxic or hazardous waste material or substances, pollutants (including conventional pollutants) and contaminants. The Seller has obtained all material permits, licenses, franchises and other authorizations necessary for the conduct of its business.

15.5 Financial Statements. Attached hereto on Schedule 15.5 are the Seller's management certified financial statements for the periods 1998 - 2001 ("Financial Statements"). The Financial Statements are in accordance with the books and records of the Seller and are true, correct and complete; fairly present financial conditions of the Seller at the dates of such Financial Statements and the results of its operations for the periods then ended; and were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior accounting periods. Except as described in this Agreement, since December 31, 2001 there has been no material adverse change in the financial condition of the Seller.

15.6 Tax and Other Returns and Reports. (I) All federal, state, local and foreign tax returns and reports (including without limitation all income tax, social security, payroll, unemployment compensation, sales and use, excise, privilege, property, ad valorem, franchise, license and school) required to be filed by the Seller by the Closing ("Tax Returns") have been filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, and all such returns and reports properly reflect the taxes of the Seller for the periods covered thereby; (ii) all federal, state and local taxes, assessments, interest, penalties, deficiencies, fees and other governmental charges or impositions, including those enumerated above with respect to the Tax Returns, which are called for by the Tax Returns, or which are claimed to be due from the Seller by notice from any taxing authority, or upon or measured by its properties, assets or income ("Taxes"), have been properly accrued or paid by or at the Closing if then due and payable except as set forth in Schedule 15.7; and (iii) the reserves for Taxes contained in the Financial Statements are adequate to cover the tax liabilities of the Seller as of that date, and nothing other than tax on operations subsequent to the date of the Financial Statements has occurred subsequent to that date to make any of such reserves inadequate.

15.7 Title to Assets. Except as described in Schedule 1 of this Agreement, the Seller holds good and marketable title to the Assets, free and clear of restrictions on or conditions to transfer or assignment, and free and clear of liens, pledges, charges or encumbrances, except for the liens identified in
Schedule 15.7.

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15.8 Reserved
     --------

15.9 Labor Agreements and Disputes. The Seller is not aware of any labor dispute or labor trouble involving The Seller is neither a party to, nor otherwise subject to any collective bargaining or other agreement governing the wages, hours and terms of employment of the Seller's employees. employees of the Seller, nor has there been any such dispute or trouble during the 3 years preceding the date of this Agreement, except as provided in the attached
Schedule 15.9.

15.10 Reserved.
      --------

15.11 Reserved
      --------

15.12 Government Contracts. Except as disclosed in Schedule 15.12, to the best knowledge of the Seller, the Seller has not entered into any contract with the United States government or and agency, department, instrumentality, prime contractor or higher-tier subcontractor thereof ("Government Contract"). The Seller is not a party to any Governments Contracts that require access to classified information, and there are no security clearances necessary for the operation of the Seller's business. To the best knowledge of the Seller, and except as disclosed on Schedule 15.12, there are no outstanding quotations, bids or proposals submitted by he Seller to any agency, department or instrumentality of the United States government or to a prime contractor or higher-tier subcontractor thereof.

15.13 Litigation. The Seller has no knowledge of any claim, litigation, proceeding or investigation pending or threatened against the Seller that might result in any material adverse change in the business or condition of Assets being conveyed under this Agreement, except as set forth and disclosed in
Schedule 15.13.

15.14  Environmental Issues.
       --------------------

15.14.1 Except as set forth in Schedule 15.14, the Seller's business and Assets are in compliance with all Environmental Laws and the Seller has obtained all permits required under the Environmental Laws in connection with the construction, ownership and operation of the Assets and the Seller's business. The Seller has not received, nor is aware of, any notice of any past, present or anticipated future events, conditions, activities, investigations, plans, studies or proposals which (I) would interfere with or prevent compliance by the Seller or the Assets with any Environmental Law, or (b) may give rise to any common law or statutory liability, or otherwise form the basis of a claim, action, suit, proceeding, investigation or hearing, involving the Seller or the Assets and related in any way to Hazardous Substances or Environmental Laws.

15.14.2 Except as set forth on Schedule 15.14, no Hazardous Substance has been disposed of, spilled, leaked or otherwise released on, in, under, or from, or otherwise come to be located in the soil or water on or under, the real property

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owned, leased or otherwise occupied by the Seller in connection with the
Seller's business, now or in the past. Except as set forth in Schedule 15.14, all wastes generated in connection with the Seller's business are and have been transported to and disposed of at an authorized waste disposal facility in compliance with all Environments Laws. Except as set forth in Schedule 15.14, none of the Assets have incorporated into them any lead-based paint, urea formaldehyde foam insulation, asbestos, polychlorinated biphenyls or any other Hazardous Substance that is prohibited, restricted or regulated when present in buildings, structures, fixtures or equipment. Except as set forth in Schedule 15.14, the Seller is not liable under any Environmental Law for remedial, removal, investigation or other response costs, natural resources damages, or other claims arising out of the release or threatened release of any Hazardous Substance at any real property owned, leased or otherwise occupied by the Seller or at any other real property site, now or in the past, and no basis exists for any such liability.

15.14.3 Except as set forth in Schedule 15.14, there are no underground storage tanks (in or out of service) on any real property owned, leased or otherwise occupied by the Seller's business.

15.14.4 Except as set forth on Schedule 15.14, the Seller has disclosed and made available to the Purchaser true, correct and complete copies or results of any and all studies, reports, monitoring, tests, analysis, correspondence with governmental agencies or other documents in its possession or initiated by the Seller or otherwise known to the Seller and pertaining to the existence or Hazardous Substances, to compliance with Environmental Laws or to any other environmental concern relating to the Assets or the Seller's business.

15.14.5 For purposes of this Agreement, "Environmental Laws" shall mean any federal, state or local statute, ordinance or regulation pertaining to the protection of human health or the environment and any applicable orders, decrees, permits, judgments, licenses or other authorizations or mandates under such statutes, ordinances or regulations.

15.14.6 For purposes of this Agreement, "Hazardous Substance" shall mean any toxic, infectious, hazardous or radioactive substance, pollutant, contaminant, material or waste as defined, listed or regulated under any Environmental Law.

15.15 Brokerage. The Seller has not employed any broker, finder or similar agent in connection with the transactions contemplated by this Agreement, or taken action that would give rise to a valid claim against any party for a brokerage commission, finder's fee or similar compensation.

15.16 Accuracy of Representations and Warranties. None of the representations or warranties of the Seller contain or will contain any untrue statement of a material fact or omit or will omit or misstate a material fact necessary in order to make statements in this Agreement not misleading. The Seller knows of no fact that has resulted, or that in reasonable judgment will result in, a material change in the business, operations or assets of the Seller that has not been set forth in this Agreement or otherwise disclosed to the Purchaser.

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Section 16. Representations of Purchaser. The Purchaser represents and warrants as follows:

16.1 Corporate Existence. The Purchaser is now, and on the Closing Date will be, a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

16.2 Authorization. The Purchaser has full corporate authority to execute and deliver this Agreement and any other agreement to be executed and delivered by the Purchaser in connection herewith, and to carry out the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action. No other corporate proceedings by the Purchaser will be necessary to authorize this Agreement or the carrying out of the transactions contemplated hereby. This Agreement and the Agreement of Unconditional Guaranty each constitute a valid and binding Agreement of the Seller, respectively, in accordance with its terms.

16.3 Conflict with Other Agreements, Consents and Approvals. With respect to (I) the articles of incorporation or bylaws of the Purchaser, (ii) any applicable law, statute, rule or regulation, (iii) any contract to which the Purchaser is a party or may be bound, or (iv) any judgment, order, injunction, decree or ruling of any court or governmental authority to which the Purchaser is a party or subject, the execution and delivery by the Purchaser of this Agreement and any other agreement to be executed and delivered by the Purchaser in connection herewith and the consummation of the transactions contemplated hereby will not
(a) result in any violation, conflict or default, or give to others any interest or rights, including rights of termination, cancellation or acceleration, or (b) require any authorization, consent, approval, exemption or other action by any court or administrative or governmental body which has not been obtained, or any notice to or filing with any court or administrative or governmental body which has not been given or done.

16.4 Reserved.
     --------

16.5 Brokerage. The Purchaser has not employed any broker, finder or similar agent in connection with the transactions contemplated by this Agreement, or taken action that would give rise to a valid claim against any party for a brokerage commission, finder's fee or similar compensation.

16.6 Accuracy of Representations and Warranties. None of the representations or warranties of the Purchaser contain or will contain any untrue statement of a material fact or omit or will omit or misstate a material fact necessary in order to make the statements contained herein not misleading.

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Section 17. Conditions Precedent to Purchaser's Obligations. The obligation of the Purchaser to purchase the Assets is subject to the fulfillment, prior to or at the Closing Date, of each of the following conditions, any one or portion of which may be waived in writing by the Purchaser:

17.1 Representations, Warranties and Covenants of Seller. The representations and warranties of the Seller contained herein and the information contained in the Schedules and any other documents delivered by the Seller in connection with this Agreement shall be true and correct in all material respects at the Closing; and the Seller shall have performed all obligations and complied with all agreements, undertakings, covenants and conditions required by this Agreement to be performed or complied with by it or prior to the Closing.

17.2  Reserved
      --------

17.3 Licenses and Permits. The Purchaser shall have obtained all licenses and permits from public authorities necessary to authorize the ownership and operation of the business of the Seller, including all of the FAA Certifications set forth in Schedule 17.3, "FAA Certifications". The Purchaser shall have obtained a lease for the Seller's premises from the Tucson Airport Authority, which is acceptable to the Purchaser.

17.4 Reserved.
     --------

17.5 Reserved
     --------

17.6 Opinion of Counsel for Seller. The Seller shall have furnished the Purchaser with an opinion of counsel for the Seller in form and substance reasonably satisfactory to the Purchaser's counsel to the effect that (I) the representations and warranties contained in Sections 15.1 and 15.2 are true; and
(ii) the instruments of conveyance and transfer to be delivered to the Purchaser at Closing are effective to vest in the Purchaser all of the Seller's right, title and interest in and to the Assets.

17.7 No Suits or Actions. At the Closing Date no suit, action or other proceeding shall have been threatened or instituted to restrain, enjoin or otherwise prevent the consummation of this Agreement or the contemplated transactions.

17.8 Additional Conditions Precedent. The Purchaser's obligations under this Agreement are further subject to and conditioned upon (I) receipt of a Facilities Report which is acceptable to the Purchaser, (ii) receipt of an Accountant's Report which is acceptable to the Purchaser, (iii) the approval by all of the applicable regulatory authorities of the Purchaser conducting its aircraft repair station business at the premises, (iv) the method of settlement with Seller's creditors must be acceptable to Purchaser, including but not limited to the IRS, and (v) the release of all liens and claims by Seller's creditors including the IRS.

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Section 18. Conditions Precedent to Obligations of the Seller. The obligations of the Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or at the Closing Date, of each of the following conditions, any one or a portion of which may be waived in writing by the Seller;

18.1 Representations, Warranties and Covenants of Purchaser. All representations and warranties made in this Agreement by the Purchaser shall be true as of the Closing Date as fully as though such representations and warranties had been made on and as of the Closing Date, and the Purchaser shall not have violated or shall not have failed to perform in accordance with any covenant contained in this Agreement.

18.2 Opinion of Counsel for Purchaser. The Purchaser shall have furnished the Seller with an opinion of counsel in form and substance reasonably satisfactory to the Seller's counsel to the effect that the representations and warranties contained in Sections 16.1 and 16.2 are true.

18.3 Reserved.
     --------

Section 19. Purchaser's Acceptance. The Purchaser represents and acknowledges that it has entered into this Agreement on the basis of its own examination, personal knowledge and opinion of the value of the Purchased Assets. The Purchaser has relied upon additional representations made by the Seller in addition to those specified in this Agreement. The Purchaser further acknowledges that the Seller has not made any agreement or promise to repair or improve any of the leasehold improvements, equipment or other personal property being sold to the Purchaser under this Agreement, and that the Purchaser takes all such property in the condition existing on the date of this Agreement, except as otherwise provided in this Agreement.

Section 20. Risk of Loss. The risk of loss, damage or destruction to any of the equipment, inventory or other personal property to be conveyed to the Purchaser under this Agreement shall be borne by the Seller to the time of Closing. In the event of such loss, damage or destruction, the Seller, to the extent reasonable, shall replace the lost property or repair or cause to repair the damaged property to its condition prior to the damage. If replacement, repairs or restorations are not completed prior to Closing, then the purchase price shall be adjusted by an amount agreed upon by the Purchaser and the Seller that will be required to complete the replacement, repair or restoration following Closing. If the Purchaser and the Seller are unable to agree, then the Purchaser, at its sole option and notwithstanding any other provision of this Agreement, upon notice to the Seller, may rescind this Agreement and declare it to be of no further force and effect, in which event there shall be no Closing of this Agreement and all the terms and provisions of this Agreement shall be deemed null and void. If, prior to Closing, any of the real properties that are the subject of the leases to be assumed by the Purchaser are materially damaged or destroyed, then the Purchaser may rescind this Agreement in the manner provided above unless arrangements for repair satisfactory to all parties involved are made prior to Closing.

Section 21. Indemnification and Survival.
----------------------------------------

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21.1 Survival of Representations and Warranties. All representations and warranties made in this Agreement shall survive the Closing of this Agreement, except that any party to whom a representation or warranty has been made in this Agreement shall be deemed to have waived any misrepresentation or breach of representation or warranty of which such party had knowledge prior to Closing. Any party learning of a misrepresentation or breach of representation or warranty under this Agreement shall immediately give written notice thereof to all other parties to this Agreement. The representations and warranties in this Agreement shall terminate 3 years from the Closing Date, and such representations or warranties shall thereafter be without force or effect, except any claim with respect to which notice has been given to the party to be charged prior to such expiration date.

21.2  Seller's Indemnification.
      ------------------------

21.2.1 The Seller hereby agrees to indemnify and hold the Purchaser, it successors and assigns harmless from and against:

21.2.2 (I) Any and all damages, losses, claims, liabilities, deficiencies and obligations of every kind and description, contingent or otherwise, arising out of or related to the operation of the Seller's business prior to the close of business on the day before the Closing Date, except for damages, losses, claims, liabilities, deficiencies and obligations of the Seller expressly assumed by the Purchaser under this Agreement, if any, (ii) any liability or obligation of the Seller which is not an Assumed Liability, (iii) any and all damage or deficiency resulting from any material misrepresentation, breach of warranty or covenant, or nonfulfillment of any agreement on the part of the Seller under this Agreement, and (iv) any and all actions, suits, claims, proceedings, investigation, audits, demands, assessments, fines, judgments, costs and other expenses (including, without limitation, reasonable audit and attorneys fees) incident to any of the foregoing.

21.2.3 The Seller's indemnity obligations under Section 21.2 shall be subject to the following:

(I) If any claim is asserted against the Purchaser that would give rise to a claim by the Purchaser against the Seller for indemnification under the provisions of this Section, then the Purchaser shall promptly give written notice to the Seller concerning such claim and the Seller shall, at no expense to the Purchaser, defend and otherwise be fully responsible for any such claim.

(ii) Reserved.

21.3 Purchaser's Indemnification. The Purchaser agrees to defend, indemnify, and hold harmless the Seller from and against (I) any and all claims, liabilities and obligations of every kind and description arising out of or related to the operation of the business following Closing or arising out of the Purchaser's failure to perform obligations of the Seller assumed by the Purchaser pursuant

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


to this Agreement; (ii) after the Closing, any liability or obligation of the Seller which is an Assumed Liability, (iii) any and all damage or deficiency resulting from any material misrepresentation, breach of warranty or covenant, or nonfulfillment of any agreement on the part of the Purchaser under this Agreement, and (iv) any and all actions, suits, claims, proceedings, investigation, audits, demands, assessments, fines, judgments, costs and other expenses (including, without limitation, reasonable audit and attorneys fees) incident to any of the foregoing.

Section 22. Reserved
--------------------

Section 23. Default.
-------------------

23.1 Purchaser Default. If the Purchaser fails to perform any of the terms, covenants, conditions or obligations of this Agreement, time of performance being of the essence, then the Seller, subject to the requirement of the 10 day written notice to the Purchaser, may have any remedy available in law or equity to the Seller. The Purchaser shall not be deemed in default for failure to perform the terms, covenants and conditions of this Agreement, until 10 day written notice of the default has been given to the Purchaser and the Purchaser has failed to cause or remedy the default within 10 days after the notice.

23.2 Seller Default. If the Seller fails to perform any of the terms, covenants, conditions or obligations of this Agreement, time of performance being of the essence, then the Purchaser, subject to the requirement of the 30 day written notice to the Seller, may have any remedy available in law or equity to the Purchaser. The Seller shall not be deemed in default for failure to perform the terms, covenants and conditions of this Agreement, until 30 day written notice of the default has been given to the Seller and the Seller has failed to cause or remedy the default within 30 days after the notice. Further and in addition to all such other legal and equitable remedies , Seller may declare this Agreement null and void, after which all of Purchaser's obligations and responsibilities under this Agreement shall cease and Purchaser shall have no further obligations or responsibilities hereunder. Further and in addition to all such other legal and equitable remedies, in such case, the Debenture shall also effectively be declared null and void and Purchaser shall have no further responsibility under the Debenture as well.

23.3 Cross-Default Provision. A default in this Agreement, shall constitute a default in the other agreements described in this Agreement to be delivered by the parties at Closing, and a default in any one or more of such agreements shall constitute a default in this Agreement.

Section 24. Bulk Transfers. The parties agree that the Bulk Sales laws do not apply to this transaction. Nevertheless, the Purchaser waives compliance by the Seller with the Arizona Bulk Transfers Article of the Uniform Commercial Code, and any other similar laws in any applicable jurisdiction if any are applicable (collectively "Bulk Transfers Law") in respect to the transactions contemplated by this Agreement. The Seller shall indemnify the Purchaser from, and hold it

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


harmless against, any liabilities, damages, costs and expenses resulting from or arising out of (I) the parties' failure to comply with any Bulk Transfers Law with respect to the transactions contemplated by this Agreement, or (ii) any action brought or levy made as a result thereof, except for the Assumed Liabilities. If the Seller fails to comply with the provisions of this Section and the Purchaser is required to pay any creditor of the Seller in order to protect the property purchased under this Agreement from claims or liens of the Seller's creditors, except those assumed by the Purchaser, then the Purchaser may offset the amount it pays against purchase price.

Section 25. Notices. Any notices permitted or required under this Agreement shall be deemed given upon the date of personal delivery or when received by trackable overnight carrier, addressed to Seller at:

                  Hamilton Aviation, Inc.
                  Attention: Gordon D. Hamilton, President
                  6901 S. Park Avenue
                  Tucson, AZ 85706

         With a copy to:

                  Jeffrey H. Greenberg, Esq.
                  Leonard Felker Altfeld Greenberg & Battaile, P.C. 250 North Meyer Avenue
                  Post Office Box 191
                  Tuscon, Arizona 85702

addressed to the Purchaser at:

                  OMAC
                  Attention: Corwin Foster
                  445 E. Front Street
                  Traverse City, Michigan 49686

         With copies to:

                  Ian M. Herman
                  3908 S. Ocean Blvd., Suite #1
                  Highland Beach, FL 33487

                                    and

                  Brian A. Sullivan, Esquire
                  Werb & Sullivan
                  300 Delaware Avenue
                  10th floor
                  Wilmington, DE 19899


or at any other address as any party may, from time to time, designate by notice given in compliance with this section.

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Section 26 Time. Time is of the essence of this Agreement.
---------------

Section 27 No Release. Both parties agree that the termination of this Agreement or the expiration of the term of this Agreement shall not release either party from any obligations under Sections 3, 15, 16.5, 20, 21.1, 21.2, 21.3, 23, 23.3,
24, and 25 through 47 herein.

Section 28 Survival. Any of the terms and covenants contained in this Agreement which require the performance of either party after the Closing shall survive the Closing and delivery of the deed.

Section 29 Waiver. Failure of either party at any time to require performance of any provision of this Agreement shall not limit the party's right to enforce the provision, nor shall any waiver of any breach of any provision be a waiver of any succeeding breach of any provision or a waiver of the provision itself for any other provision.

Section 30 Assignment. Seller may assign this agreement. Purchaser may not transfer or assign this Agreement without the prior written consent of the Seller.

Section 31 Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. Section 32 Venue. This parties to this Agreement agree that any action on this Agreement shall be brought in a court of competent jurisdiction located in New Castle County, Delaware.

Section 33 Attorney Fees. In the event an arbitration, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys' fees to be fixed by the arbitrator, trial court and/or appellate court.

Section 34 Presumption. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

Section 35 Computation of Time. In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday or a legal holiday, in which event the period shall begin to run on the next day which is not a Saturday, Sunday or a legal holiday, in which event the period shall run until the end of the next day thereafter which is not a Saturday, Sunday or legal holiday.

Section 36 Titles and Captions. All article, section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

Section 37 Pronouns and Plurals. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons may require.

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Section 38 Entire Agreement. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

Section 39 Prior Agreements. This document is the entire, final and complete agreement of the parties, and supersedes and replaces all prior or existing written and oral agreements (including any earnest money agreement) between the parties or their representatives relating to the Property.

Section 40 Modifications Must Be in Writing. This Agreement may not be changed orally. All modifications of this Agreement must be in writing and must have be signed by each party.

Section 41 Agreement Binding. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

Section 42 Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 43 Good Faith, Cooperation and Due Diligence. The parties hereto covenant, warrant and represent to each other good faith, complete cooperation, due diligence and honesty in fact in the performance of all obligations of the parties pursuant to this Agreement. All promises and covenants are mutual and dependent.

Section 44 Counterparts. This Agreement may be executed in several counterparts and all so executed shall constitute one Agreement, binding on all the parties hereto even though all the parties are not signatories to the original or the same counterpart.

Section 45 Facsimile Signatures. Facsimile transmission of any signed original document, and the retransmission of any signed facsimile transmission, shall be the same as delivery of the original signed document. At the request of any party, a party shall confirm documents with a facsimile transmitted signature by signing an original document.

Section 46 Parties in Interest. Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

Section 47 Savings Clause. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.


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


Wherefore the parties hereto do set their hand and seal on the date indicated below:


Seller:                                   Purchaser:
------                                    ---------
Hamilton Aviation, Inc.                   Hamilton Aerospace Technologies, Inc.


By: President                             By: President

Date:  April 15, 2002                    Date: April 15, 2002




PAGE 17 - SALES OF ASSETS AGREEMENT